UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2023

Flowerkist Skin Care and Cosmetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

3D Makerjet, Inc.

(Former name or former address, if changed since last report.)

Nevada	333-157783	26-4083754
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30211 Avendia De Las Banderas, Suite 200, Rancho Santa Margarita, CA	92688
(Address of principal executive offices)	(Zip Code)

(949) 525-3278

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered under Section 12(g) of the Exchange Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Section 5

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2023, Barry Clark resigned as President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors, effective April 21, 2023, or upon the appointment of a successor, whichever is earlier.

On March 29, 2023, the Company appointed Rowland Hanson as Chairman of the Board of Directors.

On March 29, 2023, the Company appointed Alka Badshah as member of the Board of Directors.

On March 29, 2023, the Company appointed Steven Trider as member of the Board of Directors.

On March 29, 2023, Stephanie Parker stepped down as a Secretary of the Company.

On March 29, 2023, the Company appointed Francis Heitkamp as a Secretary and a member of the Board of Directors.

On March 29, 2023, Marketing Officer Steve Glum was removed from the Company, a role he held in the previous Company.

On March 29, 2023, Directors John Crippen and Edward Thaney from previous Company were removed as members of the Board of Directors.

Item 8.01 Other Events

On March 29, 2023, it was resolved to change the Company headquarter address to:

Flowerkist Skin Care and Cosmetics, Inc.

1117 State Street

Santa Barbara, CA 93101

Phone (805) 282-0078

Attn: Rowland Hanson

SECTION 9 – Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibits:

99.1	Unanimous written consent of the Board of Directors dated March 29, 2023

99.2	Barry Clark resignation letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 31, 2023	Flowerkist Skin Care and Cosmetics, Inc.

	By:	/s/ Barry Clark
Barry Clark
Chief Executive Officer

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